                                                                     EXHIBIT 1.1














                               GALEN HOLDINGS PLC

                                       AND

                           MERRILL LYNCH INTERNATIONAL

                            -------------------------

                               PURCHASE AGREEMENT

                            -------------------------






















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                                TABLE OF CONTENTS

SECTION 1. Representations and Warranties..................................... 4
SECTION 2. Sale and Delivery to Managers; Closing.............................13
SECTION 3. Covenants..........................................................17
SECTION 4. Payment of Expenses................................................22
SECTION 5. Conditions of Managers' Obligations................................23
SECTION 6. Indemnification....................................................26
SECTION 7. Contribution.......................................................29
SECTION 8. Representations, Warranties and Agreements to Survive Delivery.....30
SECTION 9. Termination of Agreement...........................................30
SECTION 10. Default by One or More of the Managers............................31
SECTION 11. Default by one or more of the Selling Shareholders................31
SECTION 12. Notices...........................................................32
SECTION 13. Parties...........................................................32
SECTION 14. Definition of the Term "Business Day..............................32
SECTION 15. Governing Law.....................................................32
SECTION 16. Consent to Jurisdiction...........................................32
SECTION 17. Counterparts......................................................33
SECTION 18. Effect of Headings................................................33



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                                                          Draft of June 25, 2001

                               GALEN HOLDINGS PLC

                          (a Northern Ireland company)

                               [o] Ordinary Shares

                         (Par Value 10 pence Per Share)

          in the form of Ordinary Shares or American Depositary Shares

                               PURCHASE AGREEMENT

                                                                         o, 2001

MERRILL LYNCH INTERNATIONAL
as Representative of the several Managers
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY

Ladies and Gentlemen:

         Galen Holdings PLC, a Northern Ireland Public Limited Company (the "Company"), and The McClay Trust, Dr. Allen McClay, Mr. R. Geoffrey Elliott and Dr. John King (each, a "Selling Shareholder", and together, the "Selling Shareholders") confirm their respective agreements with Merrill Lynch International, ("Merrill Lynch") and each of the other Managers named in Schedule A hereto (collectively, the "Managers", which term shall also include any Manager substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase or procurement of initial purchasers by the Managers, acting severally and not jointly, of the respective numbers of Ordinary Shares, par value 10 pence per share, of the Company ("Ordinary Shares") set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [o] additional Ordinary Shares to cover over-allotments, if any. The aforesaid [o] Ordinary Shares (the "Initial Securities") to be purchased by the Managers or which the Managers will procure purchasers for pursuant to Section 2(a) and all or any part of the [o] Ordinary Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "International Securities."

         The initial purchasers procured by the Managers or, if and to the extent that the Managers have not procured such initial purchasers, the Managers, may elect to have all or a portion of the International Securities deposited by the Company or the Selling Shareholders, as the case may be, pursuant to the Deposit Agreement (as defined herein) and to receive in lieu thereof American Depositary Shares ("ADSs"). Unless the context otherwise requires, references herein to "Initial Securities," "New Securities," (as defined below) "Option



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Securities," "Open Offer Securities" (as defined below), "International
Securities" or "Securities" (as defined below) shall be deemed to include ADSs representing any such Initial Securities, Option Securities, Open Offer Securities, International Securities, New Securities or Securities, respectively, and references to ADSs include American Depositary Receipts ("ADRs"), which evidence the ADSs, in each case unless the context otherwise requires.

         The ADSs will be issued in accordance with the Amended and Restated Deposit Agreement dated September 29, 2000 (the "Deposit Agreement"), by and among the Company, Warner Chilcott PLC, The Bank of New York, as depositary (the "Depositary"), and the holders and beneficial owners from time to time of ADRs issued thereunder. Each ADS will represent four Ordinary Shares deposited pursuant to the Deposit Agreement and delivered to the London office of The Bank of New York (the "Custodian"), as agent for the Depositary.

         The Company has also entered into an agreement dated o, 2001 (the "Sponsor's and Open Offer Agreement") with Merrill Lynch (in such capacity, the "Sponsor") pursuant to which the Sponsor, as agent for the Company, has made an offer on a pre-emptive basis to certain qualifying shareholders of the Company in the United Kingdom and other permitted jurisdictions to subscribe for Ordinary Shares of the Company (the "U.K. Open Offer"). In addition, the Company is making an offer on a pre-emptive basis to qualifying shareholders in the United States to subscribe for Ordinary Shares of the Company (the "U.S. Open Offer"). The U.K. Open Offer and the U.S. Open Offer are hereinafter collectively called the "Open Offer." Pursuant to the Open Offer, the Company shall issue, on and subject to the occurrence of the Closing Time referred to herein, [o] Ordinary Shares (the "Open Offer Securities") in the form of Ordinary Shares or ADSs. The International Securities and the Open Offer Securities are hereinafter collectively called the "Securities." The International Securities (excluding the International Securities to be sold by the Selling Shareholders) and the Open Offer Securities are collectively referred to as the "New Securities."

         The Company and the Selling Shareholders understand that the Managers propose to make a public offering of the International Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered by means of (A) a public offering in the United States and (B) an offering to certain investors outside the United States in reliance upon Regulation S under the 1933 Act (as defined below) (the "International Offer" and, together with the Open Offer, the "Offers"). All sales in the United States by the Managers will be made through their U.S. broker-dealer affiliates, which persons shall be registered as broker-dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company and the Selling Shareholders understand that in connection with the International Offer, each Manager has agreed that:

                  (A) it has not offered or sold and, prior to the expiration of the period of six months from the closings of the Offers, will not offer or sell (other than in connection with the Open Offers to qualifying shareholders) any Ordinary Shares of the Company to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;


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                  (B) it has complied and will comply with all applicable
         provisions of the Financial Services Act 1986 (as amended) with respect to anything done by it in relation to the Ordinary Shares of the Company in, from or otherwise involving the United Kingdom; and

                  (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Company's Ordinary Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investments Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-o) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. The registration statement contains two prospectuses: the U.S. Prospectus (as defined below), to be used in connection with the public offering of International Securities in the United States, and the U.S. Open Offer Prospectus (as defined below) to be used in connection with the U.S. Open Offer. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from the registration statement at the time it became effective but that is deemed to be part of the registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information."

         The Company has prepared three prospectuses in connection with the International Offer:

                  (A) A U.S. prospectus (the "U.S. Prospectus") relating to the public offering in the United States.

                  (B) an international prospectus (the "International Prospectus") which is identical to the U.S. Prospectus, with the exception of the front cover page and the back cover page, relating to the offering to certain investors outside the United States; and

                  (C) a Canadian prospectus (the "Canadian Prospectus") which consists of the U.S. Prospectus wrapped by an additional disclosure document relating to an offering to institutional investors in Canada.

         The Company has prepared two prospectuses in connection with the Open
         Offer:

                  (A) a prospectus relating to the U.S. Open Offer (the "U.S. Open Offer Prospectus"); and

                  (B) a prospectus and a U.K pricing prospectus relating to the U.K. Open Offer (the "U.K. Open Offer Prospectus" and together with the U.S. Open Offer Prospectus, the "Open Offer Documents").



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         Each International Prospectus and Canadian Prospectus used in connection with the International Offer prior to the execution and delivery of this Agreement is hereinafter called a "Preliminary International Prospectus" and "Preliminary Canadian Prospectus", respectively. Each U.S. Prospectus and U.S. Open Offer Prospectus used before the registration statement became effective, and any U.S. Prospectus that omitted, as applicable, the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "U.S. Preliminary Prospectus." Each U.S. Preliminary Prospectus, Preliminary International Prospectus and Preliminary Canadian Prospectus are herein collectively referred to as the "Preliminary Prospectuses."

         The final forms of the U.S. Prospectus and the U.S. Open Offer Prospectus are collectively referred to herein as the "U.S. Final Prospectuses."

         The registration statement, including the exhibits thereto, and the schedules thereto, if any, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final forms of the U.S. Prospectus, U.S. Open Offer Prospectus, International Prospectus and Canadian Prospectus furnished to the Managers for use in connection with the offering of the Securities are herein called the "Prospectuses." For purposes of this Agreement, all references to the Registration Statement, any Preliminary U.S. Prospectus, the U.S. Prospectus, the U.S. Open Offer Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Open Offer Documents are collectively referred to as the "Offer Documents."

SECTION 1. Representations and Warranties

(a) Representations and Warranties by the Company. The Company represents and warrants to each Manager as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Manager, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-1 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the


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         applicable requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. None of the U.S. Preliminary Prospectuses as of their respective dates and, if amended or supplemented as of the date of such amendment or supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the U.S. Final Prospectuses nor any amendments or supplements thereto, at the time such U.S. Final Prospectuses or any such amendment or supplement were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, U.S. Preliminary Prospectuses or U.S. Final Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any Manager through Merrill Lynch expressly for use in the Registration Statement, U.S. Preliminary Prospectuses or U.S. Final Prospectuses.

                  Each Preliminary U.S. Prospectus, and U.S. Final Prospectuses, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) complied when so filed in all material respects with the 1933 Act Regulations and each Preliminary U.S. Final Prospectus and the U.S. Prospectus delivered to the Managers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) UK Open Offer Documents and International and Canadian Prospectus. None of the UK Open Offer Documents, the International Prospectus or Canadian Prospectus as of their respective dates and, if amended or supplemented as of the date of such amendment or supplement, contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. To the knowledge and belief of the Company, the accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectuses are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly (and in the case of audited financial statements, show a true and fair view of) the financial position of the Company and its consolidated subsidiaries, and of Warner Chilcott PLC and its consolidated subsidiaries, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, and of Warner Chilcott PLC and its consolidated subsidiaries,


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         for the periods specified; said financial statements have been prepared in conformity with the applicable generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Prospectuses. The supporting schedules, if any, included in the Registration Statement and the Prospectuses present fairly in accordance with the applicable GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines and, with respect to the pro forma financial statements for the period ended March 31, 2001, the listing rules of the U.K. Listing Authority, with respect to pro forma financial statements and have been properly compiled on the bases described therein (which is consistent with the accounting principles, standards and practices normally applied by the Company), and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Ordinary Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a public limited company under the laws of Northern Ireland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business in each


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         jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectuses, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed in the Prospectuses.

                  (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Managers or initial purchasers procured by the Managers from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Managers or initial purchasers procured by the Managers from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization of the Deposit Agreement. The Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to rights to indemnities thereunder that may be limited by law and, subject as to enforcement to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (xi) Authorization and Description of Securities. The New Securities to be purchased by the Managers or initial purchasers procured by the Managers from the Company have been duly authorized for issuance and sale to the Managers or to initial purchasers procured by the Managers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the ADSs, when the International Securities to be deposited pursuant to the Deposit Agreement are so deposited in accordance with the terms of the Deposit Agreement and upon payment by, or at the direction of, the Managers for the ADSs, will be validly issued and fully paid and non-assessable and, except as disclosed in the Prospectuses, there are no pre-emptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any of the International Securities pursuant to the Articles of Association of the Company or the laws of Northern Ireland, other than

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         such rights that have been effectively complied with, disapplied or otherwise waived in accordance with the laws or regulations of Northern Ireland; and the International Securities and ADSs each will conform in all material respects to the respective descriptions thereof contained in the Prospectuses; and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the International Securities and the ADSs or the deposit of the International Securities as contemplated herein and in the Deposit Agreement.

                  (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectuses (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any material amount of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, may reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Absence of Proceedings. Other than as set forth in the Registration Statement and the Prospectuses there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectuses, or which might reasonably be expected to


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         result in a Material Adverse Effect or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectuses, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except as may have been made or obtained or required by the 1933 Act, U.S. state securities laws or the U.K. Listing Authority.

                  (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate regulatory agencies or bodies in the United Kingdom, the Republic of Ireland, the United States and elsewhere as is necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and



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         good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) Environmental Laws. Except as described in the Registration Statement and the Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) neither the Company nor any of its subsidiaries is in violation of any United Kingdom, Republic of Ireland or United States federal or state, or of any other jurisdiction, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxii) No Registration Rights. Except as disclosed in the Registration Statement or the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or any material amount of securities otherwise registered by the Company under the 1933 Act.

                  (xxiii) Passive Foreign Investment Company. After due inquiry, the Company does not expect to be a "passive foreign investment company" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, in the current taxable year or in future years.

                  (xxiv) Taxation. Other than United Kingdom stamp duty or stamp duty reserve taxes payable in connection with (c) below, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Managers in connection with (a) the deposit with the Depositary of Securities against the issuance of American Depositary Receipts evidencing ADSs; (b) the issue of the New Securities by the Company to the Managers or to initial purchasers procured by the Managers in the manner contemplated herein; or (c) the sale and delivery by the Managers of the Securities and ADSs to the initial purchasers thereof in the manner contemplated herein.

                  (xxv) Dividend Payments. Except as set forth in the Registration Statement or the Prospectuses, no authorization, approval or consent of any governmental authority or agency of Northern Ireland is required to effect dividend payments on any Ordinary Shares, including any Ordinary Shares held by the Depositary, or for the Depositary to effect dividend payments in U.S. dollars on any ADSs.

                  (xxvi) Compliance with Applicable Laws. The Company has complied, and will comply, in all material respects, with all applicable laws in connection with the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated.

                  (xxvii) Insurance. Other than as disclosed in the Registration Statement or the Prospectuses, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and is customary for companies engaged in similar businesses in similar industries.

                  (xxviii) No Stabilization or Manipulation. Neither the Company nor any of its affiliates (as defined in Rule 501 under the Securities
         Act) ("Affiliates") nor any person acting on its or their behalf has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any shares of the Company.

         (b) Representation and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Manager as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Manager, as follows:

                  (i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the information contained under the heading "Selling Shareholders" (the "Selling Shareholder Information") in the Registration Statement and the Prospectuses and such Selling Shareholder Information does not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made by the Company or made in reliance upon and in conformity with information furnished to the Company in writing by any Manager through the Representative expressly for use in the Registration Statement or the Prospectuses.

                  (ii) Authorization of Agreement. This Agreement when executed and delivered by such Selling Shareholder, shall constitute a valid and legally binding obligation of such Selling Shareholders.

                  (iii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Manager has no notice of any adverse claim, each of the Managers, or purchasers procured by the Managers will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (v) No Association with NASD. Neither such Selling Shareholder nor any of his/her affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Managers shall be deemed a representation and warranty by the Company to each Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders shall be deemed a representation and warranty by such Selling Shareholder to the Managers as to the matter covered thereby.

SECTION 2. Sale and Delivery to Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Manager, severally and not jointly, and each Manager, severally and not jointly, agrees to procure, initial purchasers for or, failing which, itself purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C (the "Purchase Price"), that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Manager bears to the total number of Initial Securities, plus any additional number of Initial Securities which such Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Managers as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Representative on behalf of the Managers to purchase up to an additional [o] shares, in the form of Ordinary Shares or ADSs, (provided, however, that the number of Option Securities offered and sold into the United States may not exceed 15% of the Initial Securities) at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Selling Shareholders setting forth the number of Option Securities as to which the several Managers are then exercising the option, whether all or a portion of such Option Shares are to be delivered in the form of ADSs, and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Managers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Manager bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Pre-Closing Arrangements. The Company undertakes to procure that on or before the date of this Agreement a securities application form is submitted by the Company to CRESTCo. ("CREST").

         The Representative will provide the Company with a list of the persons to whom Initial Securities are to be allotted and issued and indicating which of such Initial Securities are to be allotted in certificated or uncertificated form.

         (d) Taxation. Other than United Kingdom stamp duty or stamp duty reserve taxes payable in connection with (iii) below, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Managers in connection with (i) the deposit with the Depositary of Securities against the issuance of American Depositary Receipts evidencing ADSs; (ii) the issue of the New Securities by the Company or the sale of Securities by the Selling Shareholders to the Managers or to initial purchasers procured by the Managers in the manner contemplated herein; or (iii) the sale and delivery by the Managers of the Securities and ADSs to the initial purchasers thereof in the manner contemplated herein.

         (e) Delivery and Payment. Payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Clifford Chance, 200 Aldersgate Street, London EC1A 4JJ, or at such other place as shall be agreed upon by the Representative and the Company, at 2:00 P.M. on the third (fourth, if the pricing occurs after 4:30 P.M. London time on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Managers, payment of the purchase price for, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representative to the Selling Shareholders.

         All International Securities to be delivered in the form of Ordinary Shares at the Closing Time or on a Date of Delivery, as the case may be, shall be delivered through the book-entry facilities of CREST by the Company and the Selling Shareholders to Merrill Lynch Nominees for the account of the initial purchasers procured by the Managers or, failing which, the Managers, unless otherwise agreed. If an election has been made to acquire ADSs, the ADRs evidencing the ADSs to be acquired by each Manager or the initial purchasers procured by the Managers in such denominations and registered in such names as the Representative may have requested not later than the Notification Time (as defined below) by notice to the Depositary, the Company and/or the Selling Shareholders, as appropriate, shall be delivered to the Representative for the account of such Manager or the initial purchasers procured by such Manager through the book entry facilities of The Depository Trust Company in New York ("DTC"). It is understood and agreed by the parties hereto that no delivery or transfer of International Securities to be purchased under this Agreement on the Closing Time or on a Date of Delivery, as the case may be, shall be effective until and unless payment therefor has been made pursuant to this Agreement and the Company shall have furnished or caused to be furnished to the Representative on the Closing Time or on a Date of Delivery, as the case may be, certificates and other evidence satisfactory to The Representative of the execution in favor of the initial purchasers procured by the Managers or, failing which, the Managers, unless otherwise agreed, of the book-entry transfers.

         Payment shall be made to the Company and the Selling Shareholders, severally, for the Initial Securities and any Option Securities being sold by them on the Closing Date and any Date of Delivery, as the case may be, in pounds sterling funds (in the case of International Securities in the form of Ordinary Shares) and in United States dollars (in the case of International Securities in the form of ADSs) immediately available, to an account or accounts designated by the Company and the Selling Shareholders against (i) delivery of such Initial Securities and Option Securities, if any, by the Company and/or the Selling Shareholder, as the case may be, or (ii) such evidence as the Managers may request that proper book entries have been made with respect to such Initial Securities and Option Securities, if any, in each case, for the respective accounts of the several Managers. It is understood that each Manager has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the subscription price for the Initial Securities and the Option Securities, if any, for which it has agreed to procure initial purchasers, or failing which, to purchase itself. Merrill Lynch, individually and not as representative of the Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, on behalf of any Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Manager from its obligations hereunder.

         Certificates may be delivered for the Initial Securities and the Option Securities, if any, only with the prior written consent of the Representative. Any certificates delivered for the Initial Securities and Option Securities, if any, shall be in definitive form and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. Any certificates evidencing the Initial Securities and Option Securities, if any, shall be delivered to the Representative on the Closing Time or the relevant Date of Delivery, as the case may be, for the respective accounts of the initial purchasers procured by the Managers or, failing which, the several Managers, with any stamp duty, stamp duty reserve tax or other transfer tax in respect of the issue and delivery of such Securities to the initial purchasers procured by the Managers or, failing which, to the Managers, duly paid by the Company or the Selling Shareholder (as the case may be) against payment of the subscription price therefor.

         The offer price (the "Offer Price") for both the Initial Securities and any Option Securities purchased from the Company and the Selling Shareholders in the form of Ordinary Shares shall be (pound)o per Initial Security or Option Security and the Offer Price for both Initial Securities and any Option Securities purchased from the Company and the Selling Shareholders in the form of ADSs shall be $o per ADS, in each case before underwriting discounts and commissions.

         (f) Compensation. As compensation to the Managers for their commitments hereunder, the Company and the Selling Shareholders, severally and not jointly, will at the Closing Time or the relevant Date of Delivery pay to the Representative for the accounts of the Managers, underwriting discounts and commissions (the "Commissions") of [o]% of the Offer

Price of each Ordinary Share or ADS (being (pound) o per Ordinary Share or $ o per ADS) to be delivered by the Company and the Selling Shareholders, respectively, at the Closing Time or the relevant Date of Delivery (plus any applicable value added tax). The Commission comprises (i) a base commission of 4% of the offer price per Ordinary Share or ADS in the International Offering, plus (ii) an incentive fee (the "Incentive Fee") of 1% of the Offer Price per Ordinary Share or ADS of the Securities. The Incentive Fee has been determined by the Company, at its discretion after consultation with the Representative, in accordance with the agreement between them that the Company would pay to the Representative, at its discretion, an incentive fee of up to 1% of the Offer Price per Ordinary Share or ADS. The Representative shall be entitled to deduct the Commission (and any applicable value added tax) from the proceeds to be paid to the Company and the Selling Shareholders for such Ordinary Shares or ADSs.

         As compensation to the Sponsor and its agents for their participation as agents in the Open Offer, the Company will, at Closing Time, pay to the Sponsor, for its sole account, an amount equal to [o], being the Agency Commissions owed to the Sponsor under Section 5 of the Sponsor's and Open Offer Agreement ("Agency Commission") together with any Open Offer Incentive Fee (as defined in Section 5 of the Sponsor's and Open Offer Agreement) agreed to be paid in respect thereof. The Representative (in its capacity as Sponsor) shall be entitled to deduct this amount, for its sole account, from the proceeds to be paid to the Company for the Initial Securities issued at Closing Time, provided that, if the Agency Commissions and Open Offer Incentive Fee (if any) owed to the Sponsor exceed the aggregate proceeds due to the Company from the several Managers, the Representative, on behalf of the Sponsor, shall be entitled to recover such shortfall from the Company in full at Closing Time. Any such off-setting shall satisfy the obligations of the Company in full and the Company will not be responsible for the application of the funds off-set by the Representative in paying the Sponsor and its agents.

         In addition, in accordance with Section 4 hereunder the Representative shall be entitled to off-set, against payment of the proceeds to the Company for the Initial Shares issued at Closing Time, any amounts advanced by the Representative for expenses that the Company has agreed to pay under Section 4.

         (g) Denominations; Registration. The Representative, on behalf of the initial purchasers procured by the Managers, or, if and to the extent the Managers have not procured such initial purchasers, on behalf of the several Managers, may elect to have International Securities delivered in the form of ADSs, evidenced by ADRs. Such delivery will be in satisfaction of the Company's obligations to sell to initial purchasers procured by the Managers, or, if and to the extent the Managers have not procured such initial purchasers, to the several Managers, and the several Managers' obligations to procure initial purchasers for, or if and to the extent the Managers have not procured such initial purchasers, to purchase, such International Securities. Notice of such election with respect to Closing Time or a Date of Delivery shall be given by the Representative to the Company two full business days prior to Closing Time or such Date of Delivery (the "Notification Time"). Certificates for the Initial Securities, and the Option Securities and the ADRs, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities, the ADRs and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of London not later than 10:00 A.M. on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants

         (a) Covenants of the Company. The Company covenants with each Manager as follows:

                  (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (a) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the U.S. Final Prospectuses or any amended U.S. Final Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Final Prospectuses or for additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (ii) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the U.S. Final Prospectuses, whether pursuant to the 1933 Act, or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Managers shall reasonably object.

                  (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Managers. The copies of the Registration Statement and each amendment thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (iv) Delivery of Prospectuses. The Company has delivered to each Manager, without charge, as many copies of each Preliminary Prospectus as such Manager reasonably requested, and the Company hereby consents to the use of such copies of the U.S. Preliminary Prospectuses for purposes permitted by the 1933 Act. The Company will furnish to each Manager, without charge, during the period when the U.S. Final Prospectuses are required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of each of the U.S. Final Prospectuses (as amended or supplemented) as such Manager may reasonably request. The U.S. Final Prospectuses and any amendments or supplements thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  The Company has printed and delivered the Open Offer Documents in accordance with instructions from the Sponsor and if, before the New Securities have been admitted to the Official List of the London Stock Exchange, there is a significant change affecting any matter required to be included, or a significant new matter arises which would have been required to be included, in the Open Offer Documents by Section 146 of the Financial Services Act 1986 or the listing rules of the London Stock Exchange, the Company shall immediately (i) disclose the change or matter to the Sponsor and the Representative in writing; and
         (ii) prepare and, through the Sponsor, deliver to the London Stock Exchange for approval supplementary listing particulars containing details of the change or matter in a form agreed by the Sponsor and the Representative and which complies with the listing rules of the London Stock Exchange.

                  (v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and applicable provisions of the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the U.S. Final Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Final Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Final Prospectuses comply with such requirements, and the Company will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

                  (vi) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (ix) Listing. The Company will use its best efforts to effect the admission of the New Securities to the Official Lists of the UK Listing Authority and the Irish Stock Exchange Limited and for trading on the London Stock Exchange plc. In addition, the Company will use its best efforts to maintain the quotation of the ADSs on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (x) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of The Representative, (a) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (b) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (a) or
         (b) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (xi) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (xii) Notification. Between the date hereof and the latest possible Delivery Date (both dates inclusive), the Company will notify and to the extent practicable consult with the Representative, and to cause its subsidiaries and all other parties acting on its or their behalf to notify and consult with the Representative, prior to issuing any announcement which could be material in the context of the distribution of the International Securities;

                  (xiii) Stabilization. The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the International Securities;

                  (xiv) Taxes. The Company will pay to the UK Inland Revenue within the applicable time limits, and to indemnify and hold harmless the Managers against, any U.K. stamp duty, SDRT or similar issuance or transfer tax, including any interest and penalties arising as a result of: the creation, issuance, sale and delivery by the Company to the Managers or initial purchasers procured by the Managers of the New Securities; the issue of the New Securities and deposit of the New Securities in the form of ADSs with the Depositary. All payments to be made by the Company to the Managers under this paragraph shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

                  (xv) Regulatory Communications. The Company will promptly inform the Representative of any communications received by the Company from any governmental or regulatory agency or authority, including without limitation, any U.K. regulatory authority, the London Stock Exchange plc (the "London Stock Exchange") or the Commission relating to the offering of the Securities and to furnish the Representative with copies thereof; and

                  (xvi) Further Assurances. The Company will cooperate with the Managers and execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, and take all such other action as such party may reasonably be requested to take by the Managers from time to time, in order to effectuate the sales of the International Securities in the offering contemplated hereby.

         (b) Covenants of the Selling Shareholders. Each Selling Shareholder severally covenants with each Manager as follows:

                  (i) Taxes. To pay to the Inland Revenue within the applicable time limits, and to indemnify and hold harmless the Managers against, any U.K. stamp duty, SDRT or similar issuance or transfer tax, including any interest and penalties arising as a result of: the sale and delivery by the Selling Shareholders to the Managers or the initial purchasers procured by the Managers of the Initial Securities or Option Securities to be sold by such Selling Shareholder, and the deposit of such Securities in the form of ADSs with the Depositary on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholders to the Managers under this paragraph shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

                  (ii) Announcements. Between the date hereof and the latest possible Delivery Date (both dates inclusive), to notify and consult with the Representative, prior to issuing any announcement which could be material in the context of the distribution of the Securities; and

                  (iii) Stabilization. To not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities.

                  (iv) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, such Selling Shareholder, except for The McClay Trust, will not, without the prior written consent of the Representative, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (b) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (a) or (b) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold pursuant to the terms of this Agreement.

SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and under the Sponsor's and Open Offer Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Managers of this Agreement, any Agreement among Managers, the Sponsor's and Open Offer Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Managers or initial purchasers procured by the Managers, (iv) all costs incurred by the Company and the Sponsor in connection with the Sponsor's and Open Offer Agreement, (v) the fees and disbursements of the Company's counsel, accountants and other advisors,
(vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection therewith and in connection with the preparation, printing and delivery to the Managers of copies of the Blue Sky Survey and any supplement thereto, (vii) the printing and delivery to the Managers and qualifying shareholders of copies of each Preliminary Prospectus, and of the Prospectuses and the Open Offer Documents (as the case may be) and any amendments or supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Managers in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the form of ADSs, in the Nasdaq National Market,
(xi) the fees and expenses (including fees and disbursements of counsel) of the Depositary and any nominee or custodian appointed under the Deposit Agreement other than the fees and expenses to be paid by holders of ADRs (except the Managers, in connection with the initial purchase of the ADSs), (xii) the fees and expenses of any Process Agent (as defined in Section 16 hereof), (xiii) the costs of preparing and distributing ADR certificates evidencing the ADSs and share certificates in respect of the Securities, (xiv) all expenses and fees in connection with the listing, or the application for trading of the Securities on the London Stock Exchange plc and the Irish Stock Exchange Limited, the quotation of the ADSs on the Nasdaq National Market, and the obtaining of any approvals in connection with the sale of the Securities from relevant authorities in the United Kingdom, the Republic of Ireland or the United States,
(xv) any and all U.K. stamp duty, Stamp Duty Reserve Tax or similar issuance or transfer tax, including any costs, interest and penalties arising from or in connection with: the creation, issuance, sale and delivery by the Company to the Managers or the initial purchasers procured by the Managers of the International Securities; the issue of the International Securities to, and deposit of the International Securities in the form of ADSs with, the Depositary; (xvi) all costs and expenses of the Managers; (xvii) all roadshow expenses incurred by the Representative, (xviii) the costs and charges of any transfer agent, registrar or receiving bank in connection with the Open Offer, and (xix) any value added tax properly charged on any of the foregoing items.

         (b) Expenses of the Selling Shareholders. Each of the Selling Shareholders, severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any and all U.K. stamp duty, Stamp Duty Reserve Tax or similar issuance or transfer tax, including any costs, interest and penalties arising from or in connection with: the creation, issuance, sale and delivery by the Selling Shareholders to the Managers or the initial purchasers procured by the Managers of the International Securities; and the issue of the International Securities to, and deposit of the International Securities in the form of ADSs with, the Depositary; (ii) the fees and disbursements of their respective counsel and accountants, and (iii) any value added tax properly charged on any of the foregoing items.

         (c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9 or
Section 11 hereof, the Company shall reimburse the Managers for all of their out-of-pocket expenses.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Managers' Obligations.

         The obligations of the several Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or the Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Kirkland & Ellis, London, England, Ashurst Morris Crisp, London, England and Mills Selig, Belfast, Northern Ireland, counsel for the Company, in form and substance satisfactory to counsel for the Managers, together with signed or reproduced copies of such letters for each of the other Managers.

         (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Kirkland & Ellis, London, England, Ashurst Morris Crisp, London, England and Mills Selig, Belfast, Northern Ireland, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Managers, together with signed or reproduced copies of such letters for each of the other Managers.

         (d) Opinion of Counsel for Managers. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance Limited Liability Partnership, counsel for the Managers, together with signed or reproduced copies of such letter for each of the other Managers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of the Selling Shareholders and certificates of public officials.

         (e) Opinion of Counsel for Depositary. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in the form and substance satisfactory to counsel for the Managers to the effect that;

                  (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

                  (ii) When ADRs have been duly executed and, if applicable, countersigned, and duly issued and delivered in accordance with the Deposit Agreement, the ADSs evidenced by ADRs will be validly issued and will entitle the registered holders thereof to the rights specified in the ADRs and the Deposit Agreement.

         (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any change or any development that has a Material Adverse Effect on the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Executive Chairman or Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (g) Certificate of Selling Shareholders. At Closing Time, the Representative shall have received a certificate from each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Managers with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (i) Bring-down Comfort Letters. At Closing Time, the Representative shall have received from PricewaterhouseCoopers a letter, dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

         (j) Approval of Listing. At Closing Time, the New Securities shall have been approved for admission to the Official List of the UK Listing Authority and for trading on the London Stock Exchange, subject only to official notice of issuance.

         (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) Open Offer. The Sponsor shall not have given notice pursuant to the Sponsor's and Open Offer Agreement to terminate the same.

         (m) Conditions to Purchase of Option Securities. In the event that the Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Executive Chairman or Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery from each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

                  (iii) Opinion of Counsel for the Selling Shareholders. The favorable opinions of Kirkland & Ellis, Ashurst Morris Crisp and Mills Selig, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the Option Securities to be purchased on such

         Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

                  (iv) Opinion of Counsel for Managers. The favorable opinion of Clifford Chance Limited Liability Partnership, counsel for the Managers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (v) Opinion of Counsel for Depositary. The favorable opinion of Emmet Marvin & Martin, LLP, counsel to the Depositary, in form and substance satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same affect as the opinion required by section 5(e) hereof.

                  (vi) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

         (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale, or by the Selling Shareholders in connection with the sale, of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Managers.

         (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Managers to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

         (a) Indemnification of Managers. The Company agrees to indemnify and hold harmless each Manager, its officers and employees, and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any of the Offer Documents (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Manager through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus or any of the Prospectuses (or any amendment or supplement thereto).

         (b) Indemnification of Selling Shareholders. The Company agrees to indemnify and hold harmless each Selling Shareholder against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any liability of each Selling Shareholder by virtue, or as a consequence, of him being, or alleged to be, a person who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act or otherwise provided that, (i) in accordance with Article 162(a) of the Companies (Northern Ireland) Order 1986 (the "ORDER"), this indemnity is given only in respect of the Company's own neglect or default; and (2) in accordance with Article 318(1) of the Order, this indemnity shall not apply to any liability which by virtue of any rule of law would otherwise attach to the relevant Selling Shareholder in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

         (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder against any and all loss liability, claim, damage and expense described in the indemnity contained in paragraph (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus or any of the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Manager through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectuses or the Prospectuses (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by The Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Managers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Managers, in each case as set forth on the covers of the Prospectuses, bear to the aggregate initial public offering price of the Securities as set forth on such covers.

         The relative fault of the Company on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Managers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or in certificates of the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Managers.

SECTION 9. Termination of Agreement.

         (a) Termination General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any change or development resulting in a Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States, the United Kingdom, or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the London Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the

Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either United States federal, New York State or United Kingdom authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Managers.

         If one or more of the Managers shall fail at Closing Time or a Date of Delivery to purchase or procure initial purchasers for the International Securities which it or they are obligated to purchase or procure initial purchasers for under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Managers, or any other Managers, to purchase or procure initial purchasers for all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting Managers shall be obligated, severally and not jointly, to purchase or procure initial purchasers for the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Managers, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Managers to purchase or procure initial purchasers for and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Manager.

         No action taken pursuant to this Section shall relieve any defaulting Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Managers to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "Manager" includes any person substituted for an Manager under this Section 10.

SECTION 11. Default by One or More of the Selling Shareholders.

         If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of International Securities which such Selling Shareholder is obligated to sell hereunder, then the Managers may, at the option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholder, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the International Securities which the non-defaulting Selling Shareholder has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholder shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any documents or arrangements.

SECTION 12. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Managers shall be directed to the Representative at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, notices to the Company shall be directed to it at Seagoe Industrial Estate, Craigavon, Northern Ireland, BT63 5UA, attention of Geoffrey Elliott; and notices to the Selling Shareholders shall be directed to Galen Holdings PLC, at Seagoe Industrial Estate, Craigavon, Northern Ireland, BT63 5UA, attention of Stephen Campbell.

SECTION 13. Parties.

         This Agreement shall each inure to the benefit of and be binding upon the Managers and the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Definition of the Term "Business Day".

         For purposes of this Agreement, the term "business day" means any day on which the Nasdaq National Market and the London Stock Exchange are open for trading.

SECTION 15. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 16. Consent to Jurisdiction.

         Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of and venue in any federal court located in the Borough of Manhattan, City and State of New York, in any suit, action or proceeding with respect to this Agreement. The Company, and each Selling Shareholder, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to this maintenance of such suit, action or proceeding and hereby designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York, 10011 (or such other successor agent as the parties hereto shall mutually agree) (the "Process Agent"), as the authorized agent of the Company and each Selling Shareholder (as the case may be), upon whom process may be served in any such suit, action or proceeding. The Company and each Selling Shareholder represents that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company and each Selling Shareholder hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company and each Selling Shareholder further agree that service of process upon the Process Agent and written notice of such service to the Company and each Selling Shareholder, mailed by first class mail or delivered to the Process Agent shall be deemed in every respect effective service of process upon the Company and each Selling Shareholder in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company and each Selling Shareholder agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. The provisions of this Section 16 shall survive the termination of this Agreement.

         The Company and each Selling Shareholder shall indemnify the Managers against any loss incurred by them as a result of any valid judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between
(i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Managers on the date of payment of such judgment or order are able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Managers. If the U.S. dollars so purchased are greater than the amount originally due to the Managers hereunder, such Managers agree to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to such Managers hereunder. The foregoing shall constitute a separate and independent obligation of the Company and the Managers, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

SECTION 17. Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 18. Effect of Headings.

         The Section and sub-section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and to the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Managers, the Company and the Selling Shareholders in accordance with its terms.

                                          Very truly yours,

                                          GALEN HOLDINGS PLC





                                      By
                                        ------------------------------------
                                        Name:
                                        Title:




                                      By
                                        ------------------------------------
                                        Name:  Dr. John King, Selling
                                               Shareholder






                                      By
                                        ------------------------------------
                                         Name: Dr. Allen McClay, Selling
                                               Shareholder




                                      By
                                        ------------------------------------
                                         Name: Mr. R. Geoffrey Elliott,
                                               Selling Shareholder




                                      THE McCLAY TRUST

                                      By
                                        ------------------------------------
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH INTERNATIONAL




By
  ------------------------------------
         Authorized Signatory


For itself and as Representative of the other Managers named in Schedule A hereto.

                                   SCHEDULE A




                                                       NUMBER OF
                                                        INITIAL
NAME OF MANAGER                                       SECURITIES
------------------------------------------------- --------------------
Merrill Lynch International....................
ABN AMRO Rothschild............................
Credit Suisse First Boston (Europe) Limited....
CIBC World Markets Inc.........................
Goodbody Corporate Finance.....................
Gruntal & Co., L.L.C...........................
                                                  --------------------
Total..........................................            -
                                                  ====================

                                   SCHEDULE B





                                               NUMBER OF       MAXIMUM NUMBER OF
                                           INITIAL SECURITIES  OPTION SECURITIES
                                               TO BE SOLD         TO BE SOLD
                                           ------------------ ------------------
Galen Holdings PLC......................            -                 -
Dr. Allen McClay........................            -                 -
Dr. John King...........................            -                 -
Mr R. Geoffrey Elliott..................            -                 -
The McClay Trust........................            -                 -
                                           ------------------ ------------------
  TOTAL.................................            -                 -
                                           ================== ==================

                                   SCHEDULE C




                               GALEN HOLDINGS PLC
                                - Ordinary Shares
                         (Par Value 10 pence Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be (pound)o ($o).

         2. The purchase price per share for the Securities to be paid by the several Managers shall be (pound)o ($o, being an amount equal to the initial public offering price set forth above less (pound)o ($o per share)); provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE D

                               GALEN HOLDINGS PLC

                 List of persons and entities subject to lock-up

1.       Dr. Allen McClay

2.       Dr. John King

3.       Mr. R. Geoffrey Elliott

4.       Galen Holdings PLC










                                      D-1